EXHIBIT 99.1

ANADIGICS, INC. APPOINTS MARIO RIVAS AS CEO
INTERIM CEO GILLES DELFASSY TO STAY ON AS CHAIRMAN OF THE BOARD

30-year industry veteran brings extensive semiconductor and wireless communications experience to CEO role

WARREN, NJ, January 15, 2009 — ANADIGICS, Inc. (Nasdaq: ANAD), a leading provider of semiconductor solutions in the broadband wireless and wireline communications markets, today announced the appointment of Mario Rivas as president and chief executive officer. He will assume the position on February 1. Gilles Delfassy, who has served the company as interim CEO since August 2008, will continue as chairman of the board.

Rivas, 54, most recently served as CEO of Quartics, a fabless semiconductor and software company based in Irvine, CA. Prior to that, he was a senior executive at AMD where he led the computing solutions group. Rivas also managed the wireless communications business of Philips Semiconductor as well as its foundry operations, purchasing, and assembly and test. He spent the bulk of his career at Motorola, Inc., with responsibilities in both semiconductor and wireless communications. He holds master’s degrees in semiconductor physics and business from Rensselaer Polytechnic Institute.

Delfassy said of Rivas’ appointment, “I am excited to have Mario join the company as our new CEO. His extensive experience in the wireless semiconductor industry and his longstanding track record of driving business growth and leading successful operations will be invaluable as we move forward. He also brings deep knowledge of our specific markets and customers. I am confident that under his leadership we will accelerate the progress we’ve made in predictably delivering leading-edge products to our customers. I look forward to working with him.”

Lew Solomon, chair of the governance and nominating committee, said on behalf of the Board, “Gilles has done an outstanding job leading ANADIGICS through this important transition, putting us on a path to successfully rebound and grow. We are pleased he will stay on as chairman so we will continue to benefit from his leadership and insight. We believe Mario brings the ideal skills and experience to effectively lead this company going forward.”

Rivas commented, “I am honored and excited to serve as the CEO of ANADIGICS as I have long been impressed with their innovative technology and products. The company is well known in the industry for its best-in-class power amplifiers, tuners and splitters, and they’re in the sweet spot of the large and growing wireless and broadband markets. I am committed to put our customers at the heart of everything we do and to continue ANADIGICS’ journey toward operational excellence, so we can fully support our partners and realize this company’s great potential.”

About ANADIGICS

ANADIGICS, Inc. (Nasdaq: ANAD) is a leading provider of semiconductor solutions in the rapidly growing wireless handset and broadband communication markets. Founded in 1985 and headquartered in Warren, NJ, the company's award- winning products include power amplifiers for wireless handsets, WLAN and WiMAX; CATV tuner integrated circuits, active splitters and CATV infrastructure line amplifier ICs, which can be sold individually or packaged as integrated RF and front end modules.  For more information, visit:www.anadigics.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 — Forward−looking statements in this release do not constitute guarantees of future performance.  Such forward−looking statements are subject to risks and uncertainties that could cause our actual results to differ materially from those anticipated.  Such statements may relate, among other things, to our relationship with our distributors; our need to continually recruit new distributors; our internal controls and accounting methods that may require further modification; regulatory matters governing our products and network marketing system; our ability to recruit and maintain key management; adverse publicity associated with our products or direct selling organizations; product liability claims; our reliance on outside manufacturers; risks associated with operating internationally, including foreign exchange risks; product concentration; dependence on increased penetration of existing markets; the competitive nature of our business; and our ability to generate sufficient cash to operate and expand our business.  For a more detailed discussion of the risks and uncertainties of our business, please refer to our Annual Report on Form 10−K for the fiscal year ended December 31, 2007 filed with the Securities and Exchange Commission.  We assume no obligation to update any forward−looking information contained in this press release or with respect to the announcements described herein.